UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014 (December 19, 2014)

MULTIMEDIA GAMES HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Texas	000-28318	74-2611034
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

206 Wild Basin Road South, Building B
Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On December 19, 2014, Multimedia Games Holding Company, Inc. (“Multimedia Games”) completed its merger with Movie Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Global Cash Access Holdings, Inc. (“GCA”), whereby Merger Sub merged with and into Multimedia Games with Multimedia Games continuing as the surviving corporation (the “Merger”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of September 8, 2014 (the “Merger Agreement”), by and among GCA, Merger Sub and Multimedia Games. The events described below took place in connection with the consummation of the Merger.

Item 1.02                   Termination of a Material Definitive Agreement.

On December 19, 2014, in connection with the closing of the Merger, Multimedia Games terminated the Amended and Restated Credit Agreement, dated as of August 3, 2011, among Multimedia Games, Inc., MGAM Systems, Inc., Comerica Bank, in its capacity as administrative agent and lead arranger, and Wells Fargo Bank, N.A., as syndication agent (as amended, restated, supplemented or otherwise modified from time to time, the “Multimedia Games Credit Agreement”). No early termination penalties were incurred by Multimedia Games in connection with the termination of the Multimedia Games Credit Agreement.

Item 2.01                   Completion of Acquisition or Disposition of Assets.

On December 19, 2014, pursuant to the terms of the Merger Agreement, GCA completed the acquisition of Multimedia Games through the merger of Merger Sub with and into Multimedia Games, with Multimedia Games continuing as the surviving corporation.  At the effective time of the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of Multimedia Games prior to such time (“Multimedia Games Common Stock”) (“Multimedia Games Common Stock”), other than shares held by Multimedia Games, GCA, Merger Sub or their respective subsidiaries, was cancelled and converted into the right to receive $36.50 in cash, without interest (the “Common Stock Merger Consideration”). In addition, as of the effective time of the Merger:

•                  each outstanding option to purchase Multimedia Games common stock granted prior to September 8, 2014, whether vested or unvested, was cancelled in exchange for the right to receive a cash payment equal to the number of shares of Multimedia Games common stock subject to such option multiplied by the excess of the Common Stock Merger Consideration over the exercise price of such option;

•                  each outstanding equity-based award of Multimedia Games that was subject to performance-based conditions, whether vested or unvested, was canceled in exchange for the right to receive a cash payment equal to the number of shares of Multimedia Games common stock subject to such performance share award (assuming achievement of the applicable performance-based conditions at the maximum level) multiplied by the Common Stock Merger Consideration;

•                  each outstanding Multimedia Games restricted stock unit award (“RSU”) granted on or prior to September 8, 2014, whether vested or unvested, was cancelled in exchange for the right to receive the Common Stock Merger Consideration multiplied by the number of Multimedia Games shares subject to such RSU; and

•                  each option to purchase shares of Multimedia Games common stock granted after September 8, 2014, was converted into a new award covering shares of GCA common stock using a customary exchange ratio of the Common Stock Merger Consideration to GCA’s stock price on the closing date of the Merger.

The Common Stock Merger Consideration and the other payments described above totaled approximately $1.15 billion.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to GCA’s Current Report on Form 8-K filed with the Securities and Exchange Commission  (the “SEC”) on September 8, 2014, and which is incorporated herein by reference.

The Merger Agreement was filed to provide investors with information regarding its terms and is not intended to provide any factual information about GCA, Merger Sub, the Company, Multimedia Games or any of their respective subsidiaries or affiliates. Such information can be found in the public filings that GCA or Multimedia Games, as applicable, files with the SEC. The representations, warranties and covenants contained in the Merger Agreement were made solely for the purposes of the Merger Agreement and are as of specific dates and solely for the benefit of the parties to the Merger Agreement and:

•                  are not intended as statements of fact, but rather as a way of allocating the risk among the parties in the event the statements therein prove to be inaccurate;

•                  have been modified or qualified by certain confidential disclosures that were made among the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself;

•                  may no longer be true as of a given date;

•                  may be subject to a contractual standard of materiality in a way that is different from that generally applicable to investors or other stockholders and reports and documents filed with the SEC; and

•                  may be subject in some cases to other exceptions and qualifications (including exceptions that do not result in, and would not reasonably be expected to have, a material adverse effect on the applicable party).

Accordingly, investors should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of GCA, Merger Sub, the Company, Multimedia Games or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change, or may have changed, after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in GCA’s or Multimedia Games’ public disclosures. Accordingly, the representations and warranties and other provisions of the Merger Agreement or any description of such provisions should not be read alone, but instead should be read together with the information that each company publicly files in reports and statements with the SEC.

Item 3.01                   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosure set forth under Item 2.01 above is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, Multimedia Games notified The NASDAQ Stock Market (“Nasdaq”) on December 19, 2014 that, at the effective time of the Merger, each share of Multimedia Games Common Stock, other than dissenting shares and treasury stock and shares of Multimedia Games Common Stock held by Multimedia Games, GCA, Merger Sub or their respective subsidiaries, was cancelled and converted into the right to receive the Common Stock Merger Consideration. On December 19, 2014, Multimedia Games requested Nasdaq to promptly file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) on Form 25 to delist the shares of Multimedia Games Common Stock. Upon effectiveness of such Form 25, Multimedia Games will file with the SEC a certification on Form 15 under the Exchange Act requesting that the shares of Multimedia Games Common Stock be deregistered and that Multimedia Games’ reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03                   Material Modification to Rights of Security Holders.

The disclosure set forth under Item 2.01 above is incorporated by reference into this Item 3.03.

Item 5.01                   Changes in Control of Registrant.

On December 19, 2014, pursuant to the terms of the Merger Agreement, GCA completed the acquisition of Multimedia Games through the merger of Merger Sub with and into Multimedia Games, with Multimedia Games continuing as the surviving corporation. As a result of the Merger, Multimedia Games became a wholly owned subsidiary of GCA and each share of Multimedia Games Common Stock issued and outstanding immediately prior to such time, other than shares of Multimedia Games Common Stock owned by Multimedia Games, GCA, Merger Sub or their respective subsidiaries, was automatically cancelled and converted into the right to receive the Merger Consideration. The Common Stock Merger Consideration and the other payments described above in Item 2.01 totaled approximately $1.15 billion. GCA financed the Merger with the net proceeds from a $50.0 million, five-year senior secured revolving credit facility and a $500.0 million, six-year senior secured term loan facility, the net proceeds from the issuance of $350.0 million in aggregate principal amount of its 7.75% Senior Secured Notes due 2021 and $350.0 million in aggregate principal amount of its 10.00% Senior Unsecured Notes due 2022, and cash on hand at GCA and Multimedia Games.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Merger, each of Stephen J. Greathouse, Neil E. Jenkins, Michael J. Maples, Sr., Justin A. Orlando, Patrick J. Ramsey, Robert D. Repass, and Stephen P. Ives ceased to be directors of Multimedia Games and were replaced by Ram V. Chary, Juliet A. Lim and Randy L. Taylor.

In connection with the closing of the Merger, all of the officers of Multimedia Games immediately prior to the effective time of the Merger ceased to be officers of Multimedia Games. As of the effective time of the Merger, the board of directors of Multimedia Games appointed Ram V. Chary to serve as Multimedia Games’ President and Chief Executive Officer, Juliet A. Lim to serve as Executive Vice President, General Counsel and Secretary and Randy L. Taylor to serve as Executive Vice President, Chief Financial Officer and Treasurer.

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, upon consummation of the Merger on December 19, 2014, the certificate of formation and bylaws of Multimedia Games were each amended and restated in their entirety.

The Amended and Restated Certificate of Formation of Multimedia Games is filed as Exhibit 3.1 hereto and incorporated by reference into this Item 5.03. The Eighth Amended and Restated Bylaws of Multimedia Games is filed as Exhibit 3.2 hereto and incorporated by reference into this Item 5.03.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits.

2.1                               Agreement and Plan of Merger, dated as of September 8, 2014, by and among Global Cash Access Holdings, Inc., Movie Merger Sub, Inc. and Multimedia Games Holding Company, Inc. (incorporated by reference to Exhibit 2.1 of Global Cash Access Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on September 8, 2014).

3.1                               Amended and Restated Certificate of Formation of Multimedia Games Holding Company, Inc.

3.2                               Eighth Amended and Restated Bylaws of Multimedia Games Holding Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MULTIMEDIA GAMES HOLDING COMPANY, INC.

Date: December 23, 2014

By:	/s/ Randy L. Taylor
Randy L. Taylor
Executive Vice President and Chief Financial Officer

Exhibit Index

2.1                               Agreement and Plan of Merger, dated as of September 8, 2014, by and among Global Cash Access Holdings, Inc., Movie Merger Sub, Inc. and Multimedia Games Holding Company, Inc. (incorporated by reference to Exhibit 2.1 of Global Cash Access Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on September 8, 2014).

3.1                               Amended and Restated Certificate of Formation of Multimedia Games Holding Company, Inc.

3.2                               Eighth Amended and Restated Bylaws of Multimedia Games Holding Company, Inc.